Exhibit 24.2

WFN Credit Company, LLC

3100 Easton Square Place, #3108

Columbus, Ohio 43219

July 5, 2013

I, Karen Morauski, am Secretary of WFN Credit Company, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the Board of Directors of the Company on June 6, 2013 and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Karen Morauski
Name: Karen Morauski
Title: Secretary

I, Andrea Dent, as Assistant Secretary of the Company, certify that Karen Morauski is the duly elected and qualified Secretary of the Company and that the signature above is her signature.

EXECUTED as of July 5, 2013

/s/ Andea K. Dent
Name: Andea K. Dent
Title: Assistant Secretary

* * *

NOW, THEREFORE BE IT RESOLVED, that the Authorized Officers are hereby authorized and empowered on behalf of the Company and in its name to prepare, execute and file, or to cause the Note Trust to prepare, execute and file, with the SEC (i) a registration statement of Form S-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by an Authorized Officer, of asset-backed notes and/or collateral certificates and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, one or more forms of prospectus supplement, all documents required as exhibits to such registration statement or any amendments or supplements and other documents which may be filed with the SEC with respect to the registration of the Notes under the Securities Act (such registration statement, the “New Shelf Registration Statement”) and (ii) any and all documents, including with out limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form SEs or letters or agreements, related to the asset-backed securities issued in connection with the New Shelf Registration Statement, and to take any and all other action that any such Authorized Officer shall deem necessary or advisable to effect the New Shelf Registration Statement, in each case having the terms and conditions as the Authorized Officers executing the same shall deem to be necessary and appropriate and in the best interests of the Company and its creditors and representing a prudent course of action without impairing the rights and interest of the Company’s creditors;

RESOLVED FURTHER, that the Authorized Officers be, and each of them is, further authorized (i) to take, or cause or authorize to be taken, any and all action which each such officer may deem necessary or appropriate in connection therewith, and (ii) to execute and deliver such other agreements, certificate, instruments, notices and documents as may be required or as such Authorized Officer may deem necessary, advisable or proper in order to consummate the Registration Transaction and fulfill the purposes contemplated by the foregoing resolutions all such actions to be performed in the manner, and all such agreements, certificates, instruments, notices and documents to be executed and delivered in such form, as the Authorized Officer performing or executing the same shall approve, the performance or execution thereof by such Authorized Officer to be conclusive evidence of the approval thereof by such Authorized Officer and by all of the Authorized Officers of the Company;

RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute the New Shelf Registration Statement and it is hereby provided that each Director and each of the Authorized Officers of the Company are authorized, but not required, to sign the New Shelf Registration Statement and each Director and each Authorized Officer of the Company signing the New Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to the New Shelf Registration Statement;